Exhibit 99.1

PRESS RELEASE	5700 Las Positas Road Livermore California 94551 925 606 9200

FOR INFORMATION CONTACT:	Keith E. Pratt
Chief Financial Officer
925 606 9200
FOR RELEASE APRIL 21, 2011

McGrath RentCorp Announces New Note Purchase and Private Shelf Agreement

Livermore, CA – April 21, 2011 – McGrath RentCorp (NASDAQ:MGRC) (the “Company”), a diversified business to business rental company, announced today that it has entered into an agreement for the issuance of $100 million of 4.03% unsecured senior notes. The debt will have a five-year average life with a final maturity in April 2018. Proceeds from the offering will be used to repay outstanding borrowings under the Company’s revolving credit facilities.

The senior notes have been issued pursuant to a new $200 million note purchase and private shelf agreement with Prudential Investment Management, Inc. The agreement allows for the issuance of up to an additional $100 million of senior notes on terms to be determined at such time that any additional notes are issued.

Dennis Kakures, President and CEO stated, “We are very pleased to have secured this financing. We have increased the capital available to the Company and diversified our sources of capital. While we will experience an increase in the average interest rate on our outstanding debt, we will also have greater interest rate certainty for 2011 and future years. With the increased capital this financing provides, we are well positioned to take advantage of opportunities for growing a larger McGrath RentCorp in the years ahead.”

About McGrath RentCorp

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, North Carolina, Georgia, Maryland, Virginia and Washington, D.C. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today in the Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in Northern California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Southern California, Texas and Florida. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com

Tanks and Boxes – www.AdlerTankRentals.com

Modular Buildings – www.MobileModularRents.com

Portable Storage – www.MobileModularRents-PortableStorage.com

Electronic Test Equipment – www.TRS-RenTelco.com

Environmental Test Equipment – www.TRS-Environmental.com

School Facilities Manufacturing – www.Enviroplex.com

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. These statements appear in a number of places. Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “estimates”, “will”, “should”, “plans” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of various factors. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed under “Risk Factors” and elsewhere in the Company’s 10-K, 10-Q and other SEC filings.